UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 24, 2020

Tapestry, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-16153	52-2242751
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

    10 Hudson Yards, New York, New York 10001
(Address of Principal Executive Offices, and Zip Code)

        (212) 946-8400
Registrant’s Telephone Number, Including Area Code

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	TPR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On October 29, 2020, Tapestry, Inc. (“Tapestry” or the “Company”) issued a press release (the “Press Release”) in which the Company announced its financial results for its first fiscal quarter ended September 26, 2020.  The Company also posted a slide presentation entitled “Investor Presentation” dated October 29, 2020 on the “Presentations & Financial Reports” investor section of its website (www.tapestry.com). Copies of the Press Release and slide presentation are furnished herewith as Exhibit 99.1 and Exhibit 99.2, respectively. Information on the Company’s website is not, and will not be deemed to be, a part of this Current Report on Form 8-K or incorporated into any other filings the Company may make with the Securities and Exchange Commission (the “Commission”).

The information in this Current Report on Form 8-K, including Exhibit 99.1 and Exhibit 99.2, is being furnished to the Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to liability under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Executive Officer

On October 27, 2020, the Company announced that the Board of Directors (the “Board”) of the Company appointed Joanne Crevoiserat, age 56, as Chief Executive Officer of the Company, effective as of October 27, 2020 (the “Effective Date”). Ms. Crevoiserat will serve as the Company’s principal executive officer. Ms. Crevoiserat has served as the Company’s Interim Chief Executive Officer since July 21, 2020.  Prior to this role, she served as the Company’s Chief Financial Officer since August 2019. Prior to joining the Company, Ms. Crevoiserat was Executive Vice President and Chief Operating Officer at Abercrombie & Fitch Co. from February 2017 to June 2019. She joined Abercrombie & Fitch in May 2014 as Chief Financial Officer and also served as Executive Vice President, CFO and COO, and Interim Principal Executive Officer during her tenure with the company. Prior to joining Abercrombie & Fitch, she served in a number of senior management roles at Kohl’s Corporation including Executive Vice President of Finance and Executive Vice President of Merchandise Planning and Allocation. Prior to her time with Kohl’s, Ms. Crevoiserat held senior finance positions with Wal-Mart Stores and May Department Stores, including Chief Financial Officer of the Filene’s, Foley’s and Famous-Barr brands. She is a graduate of the University of Connecticut where she received a Bachelor of Science degree in Finance. Ms. Crevoiserat has served on the board of directors of At Home Group Inc. since January 2019.

In connection with her appointment as Chief Executive Officer, Ms. Crevoiserat and the Company entered into a letter agreement (the “Letter Agreement”).  The material terms of the Letter Agreement are summarized below.

Ms. Crevoiserat will be an employee at-will of the Company, meaning either Ms. Crevoiserat or the Company may terminate Ms. Crevoiserat’s employment at any time, although Ms. Crevoiserat is required to provide the Company with six months’ advance written notice of her intention to resign.

Pursuant to the Letter Agreement, Ms. Crevoiserat will receive a base salary of $1,300,000 per year, which will be temporarily reduced by 20% as part of the Company-wide salary reductions that were announced in a Form 8-K filed with the Commission on April 20, 2020 for so long as such salary reductions are in effect. See “Salary Reinstatement Actions” below for information on the Company-wide salary reductions.  She will be eligible for a target bonus of 175% of salary actually paid under the Company’s Performance-Based Annual Incentive Plan (“AIP), starting on the Effective Date (with payment ranging from 0-200% of target subject to performance). Ms. Crevoiserat’s bonus for the portion of fiscal year 2021 prior to the Effective Date will be based on her target bonus percentage in effect at that time. The actual amount of this bonus will be based on the Company attaining criteria determined by the Company’s Board in accordance with the terms of the Performance-Based Annual Incentive Plan. All performance-based compensation paid to Ms. Crevoiserat is subject to the Company’s incentive repayment policy applicable in the event of a material restatement of the Company’s financial results.

Ms. Crevoiserat will receive appointment equity awards under the Amended and Restated Tapestry, Inc. 2018 Stock Incentive Plan with an aggregate grant date value of $3,500,000 (the “Appointment Grant”).  The Appointment Grant will be made up of stock options that will vest ratably over four years and performance restricted stock units (“PRSUs”) that are eligible to vest on the second anniversary of the grant date based on the Company’s achievement of performance goals established by the Company’s Board. Ms. Crevoiserat will be required to retain all of the net shares earned upon vesting of the PRSUs for two years following the vesting date.

Ms. Crevoiserat has a guideline annual equity grant with a fair market value on the grant date of $6,500,000 for fiscal year 2022, to be granted in a fixed proportion of different equity vehicles as determined by the Board and normally granted in August, which may include PRSUs, stock options and/or restricted stock units (“RSUs”).

If the Company terminates Ms. Crevoiserat’s employment without “Cause”, or if she resigns for “Good Reason” (as each such term is defined in the Letter Agreement), she will be eligible to receive (i) cash severance equal to twenty-four (24) months of base salary, (ii) a pro-rated portion of her AIP bonus for the fiscal year in which any termination occurs, based on actual Company performance, to be paid on the regular AIP payout date, and (iii) payment of her AIP bonus on the regular payout date for AIP that was earned and payable for the prior fiscal year based on actual performance, which has not been paid as of the date of termination. Ms. Crevoiserat will be subject to the noncompetition and nonsolicitation covenants set forth in the Agreement, both during her employment with the Company as well as during the twenty-four (24) months following termination.

There are no family relationships between Ms. Crevoiserat and any director or executive officer of the Company and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
The foregoing summary of the material terms of the Letter Agreement is not complete and is qualified entirely by reference to the full text of the Letter Agreement, which will be filed as an exhibit to the Company’s next annual report on Form 10-Q.

Salary Reinstatement Actions

The Company announced on April 20, 2020 that, due to the economic impacts of the COVID-19 global pandemic, it was reducing the base salaries of its executives and certain employees above a certain salary threshold, effective June 28, 2020, the first day of the Company’s fiscal year 2021.  Effective November 1, 2020, all impacted employees will have their salaries restored to full salary levels going forward.  As of November 1, 2020, the base salary of:
●	Joanne Crevoiserat, the Company’s Chief Executive Officer, which had been reduced by 20%, will revert from the reduced rate of $1,040,000 to the full rate of $1,300,000;
●
Andrea Shaw Resnick, the Company’s Interim Chief Financial Officer; Global Head of Investor Relations and Corporate Communications, which had been reduced by 15%, will revert from the reduced rate of $595,000 to the full rate of $700,000;

●
Todd Kahn, Interim Chief Executive Officer & Brand President, Coach; President, Chief Administrative Officer, which had been reduced by 20%, will revert from the reduced rate of $720,000 to the full rate of $900,000; and

●	Tom Glaser, Chief Operations Officer, which had been reduced by 20%, will revert from the reduced rate of $640,000 to the full rate of $800,000.

In addition, in conjunction with the corporate salary reductions, the Board had determined to reduce the value of the Board’s cash retainers by 50%.  Effective November 1, 2020, such cash retainers will be restored to their full values going forward.
Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.  The following exhibits are being furnished herewith:

99.1     Text of Press Release, dated October 29, 2020

99.2     Slide Presentation entitled “Investor Presentation,” dated October 29, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 29, 2020

TAPESTRY, INC.

By:	/s/ David E. Howard
David E. Howard
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

99.1	Text of Press Release, dated October 29, 2020
99.2	Slide Presentation entitled “Investor Presentation,” dated October 29, 2020